EXHIBIT 12
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                                             WEINGARTEN REALTY INVESTORS
                             COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                  TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                (AMOUNTS IN THOUSANDS)



                                                                    Three Months Ended         Nine Months Ended
                                                                       September 30,             September 30,
                                                                   --------------------    ----------------------
                                                                      2001       2000         2001        2000
                                                                   ---------  ---------    ----------  ----------

Net income available to common shareholders . . . . . . . . . . . .$ 22,379   $ 14,852     $  63,742   $  44,261

Add:
Portion of rents representative of the interest factor. . . . . . .     248        219           719         652
Interest on indebtedness. . . . . . . . . . . . . . . . . . . . . .  14,677     11,403        40,072      31,875
Preferred dividends . . . . . . . . . . . . . . . . . . . . . . . .   5,010      5,010        15,030      15,030
Amortization of debt cost . . . . . . . . . . . . . . . . . . . . .     367        108           929         310
                                                                   ---------  ---------    ----------  ----------
    Net income as adjusted. . . . . . . . . . . . . . . . . . . . .$ 42,681   $ 31,592     $ 120,492   $  92,128
                                                                   =========  =========    ==========  ==========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . . . . . .$ 14,677   $ 11,403     $  40,072   $  31,875
Capitalized interest. . . . . . . . . . . . . . . . . . . . . . . .   2,680      1,131         7,016       2,756
Preferred dividends . . . . . . . . . . . . . . . . . . . . . . . .   5,010      5,010        15,030      15,030
Amortization of debt cost . . . . . . . . . . . . . . . . . . . . .     367        108           929         310
Portion of rents representative of the interest factor. . . . . . .     248        219           719         652
                                                                   ---------  ---------    ----------  ----------
    Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . .$ 22,982   $ 17,871     $  63,766   $  50,623
                                                                   =========  =========    ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . . . . . .    1.86       1.77          1.89        1.82
                                                                   =========  =========    ==========  ==========


Net income available to common shareholders . . . . . . . . . . . .$ 22,379   $ 14,852      $ 63,742   $  44,261
Depreciation and amortization . . . . . . . . . . . . . . . . . . .  16,886     14,032        49,273      40,258
Gain on sales of property . . . . . . . . . . . . . . . . . . . . .    (910)                  (5,894)
                                                                   ---------  ---------    ----------  ----------
    Funds from operations . . . . . . . . . . . . . . . . . . . . .  38,355     28,884       107,121      84,519
Add:
Portion of rents representative of the interest factor. . . . . . .     248        219           719         652
Preferred dividends . . . . . . . . . . . . . . . . . . . . . . . .   5,010      5,010        15,030      15,030
Interest on indebtedness. . . . . . . . . . . . . . . . . . . . . .  14,677     11,403        40,072      31,875
Amortization of debt cost . . . . . . . . . . . . . . . . . . . . .     367        108           929         310
                                                                   ---------  ---------    ----------  ----------
    Funds from operations as adjusted . . . . . . . . . . . . . . .$ 58,657   $ 45,624     $ 163,871   $ 132,386
                                                                   =========  =========    ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . . .    2.55       2.55          2.57        2.62
                                                                   =========  =========    ==========  ==========

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